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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           MAY 22, 2002 (MAY 16, 2002)
                Date of Report (Date of earliest event reported)


                          CABLETEL COMMUNICATIONS CORP.
             (Exact name of Registrant as specified in its charter)

                                 ONTARIO, CANADA
                 (Jurisdiction of incorporation or organization)


       1-13332                                                  8647 8525
       -------                                                  ---------
(Commission File Number)                                     (Canadian Federal
                                                             Tax Account Number)

                230 TRAVAIL RD., MARKHAM, ONTARIO, CANADA L3S 3J1
                    (Address of principal executive offices)


                                 (905) 475-1030
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On May 16, 2002, Cabletel Communications Corp. ("Cabletel") announced that it had confirmed that it had established a new revolving credit facility with LaSalle Business Credit, the Canadian arm of LaSalle Business Credit Inc., a subsidiary of Chicago-based LaSalle Bank (US$50 billion in assets). The new CDN $15 million facility, which replaces Cabletel's existing working capital line, has a three-year term and provides for up to a CDN$3 million increase over the maximum availability under Cabletel's prior facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

99.1        Press release dated May 16, 2002

99.2        Credit Agreement dated as of May 13, 2002 between
            Cabletel Communications Corp. as Borrower and
            LaSalle Business Credit, a division of ABN AMRO
            Bank N.V., Canada Branch as Lender








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CABLETEL COMMUNICATIONS CORP.
                                            (Registrant)

Date:    May 22, 2002                By:        /s/Gregory Walling
                                         ---------------------------------------
                                                   Gregory Walling
                                          President and Chief Executive Officer








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                                  EXHIBIT LIST



Exhibit          Description
-------          -----------
99.1             Press release dated May 16, 2002
99.2             Credit Agreement dated as of May 13, 2002 between Cabletel
                 Communications Corp. as Borrower and LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch as Lender